UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2020

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)
(561) 365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 22, 2020, Carrier Global Corporation (“Carrier”) issued a press release announcing that it sold 9.25 million B shares of Beijer Ref AB (“Beijer Ref”), equal to approximately 7.9% of the outstanding Class B shares, through its previously announced accelerated equity offering. Beijer Ref is listed on the Nasdaq Stockholm. The shares were priced at SEK 290 per share. Following the accelerated equity offering, Carrier continues to hold approximately 30% of the B shares of Beijer Ref, approximately 22% of the A shares of Beijer Ref and approximately 26% of the Beijer Ref total votes.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press Release, dated as of September 22, 2020.

	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the scope, nature, impact or timing of divestiture activity. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and those risks and uncertainties are detailed from time to time in Carrier’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION (Registrant)
Date: September 22, 2020	By:	/s/ Ariel R. David
Ariel R. David
Vice President, Assistant Secretary & Associate General Counsel